    As filed with the Securities and Exchange Commission on February 1, 1999
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                        CORN PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  22-3514823
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

         6500 SOUTH ARCHER ROAD                          60501
         BEDFORD PARK, ILLINOIS                        (Zip Code)
(Address of principal executive offices)

          CORN PRODUCTS INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN AND
 CORN PRODUCTS INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES
                            (Full title of the plans)

                                 MARCIA E. DOANE
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                        CORN PRODUCTS INTERNATIONAL, INC.
                             6500 SOUTH ARCHER ROAD
                          BEDFORD PARK, ILLINOIS 60501
                                 (708) 563-2400
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                                 James L. Carey
                                 Sidley & Austin
                            One First National Plaza
                             Chicago, Illinois 60603
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

      Title of                 Amount                  Proposed                Proposed
  Securities to be              to be                   maximum                 maximum               Amount of
     registered              registered                offering                aggregate          registration fee
                                                    price per share          offering price
---------------------- ----------------------- ------------------------- ----------------------- ------------------
Common Stock,          400,000  shares(1)            $26.21875(2)             $10,487,500 (2)     $2,915.53
$.01 par value(3)
====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee. Estimate based on the average of the high and low share prices reported on the New York Stock Exchange for January 27, 1999.

(3) Includes 400,000 associated rights ("Rights") to purchase 1/100 of a share of Series A Junior Participating Preferred Stock, par value $.01 per share. Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.


===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Corn Products International, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 June 30, 1998 and September 30, 1998;

          (c) The Company's Current Reports on Form 8-K filed with the Commission on May 13, 1998, September 17, 1998, October 21, 1998 and December 16, 1998;

          (d) The description of the common stock, par value $.01 per share, of the Company which is contained in the Company's report on Form 8-A, dated December 17, 1997;

          (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Company are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Article VII of the Company's Amended By-Laws entitles officers, directors and controlling persons of the Company to indemnification to the full extent permitted by Section 145 of DGCL, as the same may be supplemented or amended from time to time.

          Article VII of the Bylaws of Corn Products International, Inc.
provides:

                               "Indemnification"

          Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that, if the Delaware General Corporation Law so requires, the director, officer or employee shall deliver to the Company an undertaking to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this Article or otherwise.

          Section 2. The rights of indemnification provided in this Article shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

          Section 3. The Company may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under this Article or otherwise. The Company may create a trust fund, grant a security interest or use other means

     (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein."

          The Company has entered into separate indemnification agreements with directors and officers of the Company, pursuant to which the Company will indemnify such directors and officers to the fullest extent permitted by Delaware law and the Company's Amended By-laws, as the same may be amended from time to time.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
  NO.                   DESCRIPTION
-------                 -----------
  4(a)                  Certificate of Incorporation of the Company, as
                        amended (incorporated by reference to the Company's
                        Registration Statement on Form 10, as amended (File
                        No. 1-13397)).
  4(b)                  Amended By-laws of the Company (incorporated by
                        reference to the Company's Registration Statement on
                        Form 10, as amended (File No. 1-13397)).
  4(c)                  Rights Agreement, dated as of November 19, 1997,
                        between the Company and First Chicago Trust Company
                        of New York, as Rights Agent (incorporated by
                        reference to the Company's Registration Statement on
                        Form 8-A (File No. 1-13397)).
  4(d)                  Corn Products International, Inc. Retirement Savings
                        Plan (incorporated by reference to the Company's
                        Registration Statement on Form S-8 filed with the
                        Commission on December 30, 1987 (File No. 333-43479).
* 4(e)                  Amendments to Corn Products International, Inc.
                        Retirement Savings Plan.
* 4(f)                  Corn Products International, Inc. Retirement Savings
                        Plan for Hourly Employees.
*23(a)                  Consent of KPMG Peat Marwick LLP.
24                      Powers of Attorney (contained on signature page hereto).

------------------------
*Filed herewith


ITEM 9.  UNDERTAKINGS

                (a)  The registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus required by Section 10(a)
                (3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

               (d) The undersigned registrant hereby undertakes to comply in a timely manner with any changes to the Corn Products International, Inc. Retirement Savings Plan and the Corn Products International, Inc. Retirement Savings Plan for Hourly Employees required by the Internal Revenue Service (the "IRS") in order to obtain a favorable determination letter from the IRS in a timely manner.

                                   SIGNATURES


                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Park, State of Illinois on this 20th day of January, 1999.


                                              CORN PRODUCTS INTERNATIONAL, INC.


                                              By: /s/ Konrad SCHLATTER
                                                 ------------------------------
                                                 Konrad Schlatter
                                                 Chief Executive Officer


                  Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Marcia E. Doane and James
W. Ripley, and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated


         SIGNATURE                  TITLE(S)                                    DATE SIGNED
         ---------                  --------                                    -----------

/s/  Konrad Schlatter               Chairman, Chief Executive Officer           January 20, 1999
-------------------------------     and Director
Konrad Schlatter


/s/ Samuel C. Scott                 President, Chief Operating Officer          January 20, 1999
-------------------------------     and Director
Samuel C. Scott


/s/ James W. Ripley                 Vice President - Finance and                January 20, 1999
-------------------------------     Chief Financial Officer
James W. Ripley                     (principal financial and accounting
                                    officer)


/s/ Ignacio Aranguren-Castiello     Director                                    January 20, 1999
-------------------------------
Ignacio Aranguren-Castiello


/s/ Alfred C. DeCrane, Jr.          Director                                    January 20, 1999
-------------------------------
Alfred C. DeCrane, Jr.


/s/ William C. Ferguson             Director                                    January 20, 1999
-------------------------------
William C. Ferguson


         SIGNATURE                              TITLE(S)                        DATE SIGNED
         ---------                              --------                        -----------
/s/ Richard G. Holder                           Director                        January 20, 1999
-------------------------------
Richard G. Holder


/s/ Bernard H. Kastory                          Director                        January 20, 1999
-------------------------------
Bernard H. Kastory


/s/ William S. Norman                           Director                        January 20, 1999
-------------------------------
William S. Norman


/s/ Clifford B. Storms                          Director                        January 20, 1999
-------------------------------
Clifford B. Storms


/s/ Guenter E. Greiner                          Director                        January 20, 1999
-------------------------------
Guenter E. Greiner


/s/ Ronald M. Gross                             Director                        January 20, 1999
-------------------------------
Ronald M. Gross


The Corn Products International, Inc. Retirement Savings Plan. Pursuant to the requirement of the Securities Act of 1933, as amended, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Park and the State of Illinois, on this 29th day of January, 1999.



                                    CORN PRODUCTS INTERNATIONAL, INC.
                                    RETIREMENT SAVINGS PLAN


                                    By: /s/ John Surowiec
                                       -----------------------------------------
                                       Name:  John Surowiec
                                       Title: Plan Administrator


The Corn Products International, Inc. Retirement Savings Plan for Hourly Employees. Pursuant to the requirement of the Securities Act of 1933, as amended, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Park and the State of Illinois, on this 29th day of January, 1999.



                                    CORN PRODUCTS INTERNATIONAL, INC.
                                    RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES


                                    By: /s/ John Surowiec
                                       -----------------------------------------
                                       Name:  John Surowiec
                                       Title: Plan Administrator

                                EXHIBIT INDEX
                                -------------

EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBIT
-------                 ----------------------

  4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 1-13397)).

  4(b) Amended By-laws of the Company (incorporated by reference to the Company's Registration Statement on Form 10, as amended (File No. 1-13397)).

  4(c) Rights Agreement, dated as of November 19, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 1-13397)).

  4(d) Corn Products International, Inc. Retirement Savings Plan (incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on December 30, 1987 (File No. 333-43479).

* 4(e)                  Amendments to Corn Products International, Inc.
                        Retirement Savings Plan.

* 4(f) Corn Products International, Inc. Retirement Savings Plan for Hourly Employees.

* 23(a)                 Consent of KPMG Peat Marwick LLP.

24                      Powers of Attorney (contained on signature page hereto).

------------------------

*Filed herewith